Exhibit 99.2

Shamrock Upstream Energy LLC

Financial Statements

Report of Independent Registered Public Accounting Firm

805 Third Avenue New York, NY 10022 Tel. 212.838.5100 Fax 212.838.2676 www.rbsmllp.com

To the Members of

Shamrock Upstream Energy LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Shamrock Upstream Energy LLC (The “Company”) as of December 31, 2019 and 2018 and the related statements of operations, statement of member’s equity, and cash flows for each of the two- years period ended December 31, 2019 and 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two-years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. As discussed in Note 1 of the financial statements, the Company has experienced recurring losses for the two year period ended December 31, 2019 and 2018, and has relied on members of the Company to contribute capital for operations which has resulted in the uncertainty of the Company’s ability to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2018

805 Third Avenue
New York, NY 10022

July 13, 2020

Shamrock Upstream Energy LLC

Balance Sheets

December 31, 2019 and 2018

	2019	2018
Assets
Current assets:
Cash	$5,591	$14,931
Restricted cash	50,000	50,000
Total current assets	55,591	64,931
Noncurrent assets:
Fixed assets, net	42,083	47,083
Oil and gas properties, net of depletion	581,738	603,335
Total noncurrent assets	623,821	650,418
Total assets	$679,412	$715,349

Liabilities and Member’s Equity
Current liabilities:
Accounts payable and other current liabilities	$3,959	$1,459
Asset retirement obligations	223,078	221,558
Note payable	50,000	50,000
Total current liabilities	277,037	273,017

Total liabilities	277,037	273,017

Commitments and contingencies

Member’s equity:
Total member’s equity	402,375	442,332
Total liabilities and member’s equity	$679,412	$715,349

The accompanying notes are an integral part of the financial statements.

Shamrock Upstream Energy LLC

Statements of Income

For the Years Ended December 31, 2019 and 2018

	2019	2018

Oil and gas production revenue	$36,650	$18,915
Cost of Sales	269,947	172,314
Gross Loss	(233,297)	(153,399)
Operating expenses:
General and administrative	115,460	92,266
Total operating expenses	115,460	92,266

Other expense – Interest expense	2,500	1,459
Total other expense	2,500	1,459

Net loss	$(351,257)	$(247,124)

The accompanying notes are an integral part of the financial statements.

Shamrock Upstream Energy LLC

Statements of Changes in Member’s Equity

For the Years Ended December 31, 2019 and 2018

Balance at December 31, 2017	$-
Contributions by Members	689,456
Distributions to Members agreements	-
Net loss	(247,124)
Balance at December 31, 2018	442,332

Contributions by Members	311,300
Distributions to Members agreements	-
Net loss	(351,257)
Balance at December 31, 2019	$402,375

The accompanying notes are an integral part of the financial statements.

Shamrock Upstream Energy LLC

Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

	2019	2018
Cash flows from operating activities
Net loss	$(351,257)	$(247,124)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and accretion	28,117	14,450

Changes in operating assets and liabilities:
Accounts payable and other current liabilities	2,500	1,459
Net cash used in operating activities	(320,640)	(231,215)

Cash flows from investing activities
Purchase of oil and gas mineral leases	-	(393,310)

Net cash used in investing activities	-	(393,310)

Cash flows from financing activities
Contributions by members	311,300	689,456

Net cash provided by financing activities	311,300	689,456

Net increase (decrease) in cash and cash equivalents	(9,340)	64,931
Cash and restricted cash – beginning of year	64,931	-
Cash and restricted cash – end of year	$55,591	$64,931

Supplemental schedule of cash flow information
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–
Asset retirement obligation incurred for oil and gas properties	$19,583	$211,031
Note payable issued for equipment	$-	$50,000

The accompanying notes are an integral part of the financial statements.

Shamrock Upstream Energy LLC

Notes to Financial Statements

December 31, 2019 and 2018

NOTE 1:	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Shamrock Upstream Energy LLC, a Texas limited liability company (“Shamrock” or the “Company”), is an exploration and production company (“E&P) based in the Permian Basin in West Texas.

Shamrock’s primary asset is certain oil and gas mineral leases (“OGML”) in Big Spring, TX which contain a number of producing and non-producing oil and gas wells. Shamrock’s only significant fixed asset is a workover rig which is used by the Company for various re-entry drilling projects on its OGML’s. Shamrock also has an individual performance bond with the Texas Railroad Commission to secure its wells.

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB). All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, impaired value of equipment and intangible assets, asset retirement obligations, liabilities to accrue, and cost incurred in the satisfaction of performance obligations. Actual results could differ from those estimates.

The estimates of proved, probable and possible oil and gas reserves are used as significant inputs in determining the depletion of oil and gas properties and the impairment of proved and unproved oil and gas properties. There are numerous uncertainties inherent in the estimation of quantities of proven, probable and possible reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Actual results could differ from the estimates and assumptions utilized.

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, of ten years for all property and equipment.

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

ASC 360-10 addresses criteria to be considered for long-lived assets expected to be disposed of by sale. Six criteria are listed in ASC 360-10-45-9 that must be met in order for assets to be classified as held for sale. Once the criteria are met, long-lived assets classified as held for sale are to be measured at the lower of carrying amount or fair value less costs to sell.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company tested the carrying value of its long-lived assets for recoverability during the years ended December 31, 2019 and 2018, and there was no impairment recorded during this period.

Oil and Gas Properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized. General and administrative costs related to production and general overhead are expensed as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit of production method using estimates of proved reserves. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in operations. Unproved properties and development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the loss from operations before income taxes and the adjusted carrying amount of the unproved properties is amortized on the unit-of-production method.

There was $2,014 and $1,006 recorded for depletion expense for the Company’s oil and gas properties for the years ended December 31, 2019 and 2018, respectively.

Limitation on Capitalized Costs

Under the full-cost method of accounting, we are required, at the end of each reporting date, to perform a test to determine the limit on the book value of our oil and gas properties (the “Ceiling” test). If the capitalized costs of our oil and natural gas properties, net of accumulated amortization and related deferred income taxes, exceed the Ceiling, the excess or impairment is charged to expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the Ceiling. The Ceiling is defined as the sum of: (a) the present value, discounted at 10% and assuming continuation of existing economic conditions, of (1) estimated future gross revenues from proved reserves, which is computed using oil and gas prices determined as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month hedging arrangements pursuant to SAB 103, less (2) estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves; plus, (b) the cost of properties being amortized; plus, (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized, net of (d) the related tax effects related to the difference between the book and tax basis of our oil and natural gas properties.

Oil and Gas Reserves

Reserve engineering is a subjective process that is dependent upon the quality of available data and interpretation thereof, including evaluations and extrapolations of well flow rates and reservoir pressure. Estimates by different engineers often vary sometimes significantly. In addition, physical factors such as results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices, may justify revision of such estimates. Because proved reserves are required to be estimated using recent prices of the evaluation, estimated reserve quantities can be significantly impacted by changes in product prices.

Accounting for Asset Retirement Obligation

Asset retirement obligations (“ARO”) primarily represent the estimated present value of the amount the Company will incur to plug, abandon and remediate its producing properties at the projected end of their productive lives, in accordance with applicable federal, state and local laws. The Company determined its ARO by calculating the present value of the estimated cash flows related to the obligation. The retirement obligation is recorded as a liability at its estimated present value as of the obligation’s inception, with an offsetting increase to proved properties.

Concentrations of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are invested in federally uninsured readily available money market accounts and deposited with one financial institution in the U.S. with maturities of three months or less. At times, deposits in this institution may exceed the Federal Deposit Insurance Corporation (FDIC) or Securities Investors Protection Corporation (SIPC) limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which these deposits are held and of the money market funds and other entities in which these investments are made.

The Company’s oil and production revenue are exposed to volatile energy prices. The West Texas Intermediate (WTI) crude index can have a material impact on the Company’s operations and its ability to continue as a going concern.

Accrued Expenses

To prepare its financial statements, the Company estimates accrued expenses. The accrual process involves reviewing open contracts, communicating with personnel to identify services that have been performed on behalf of the Company and estimating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of the actual cost. The Company makes estimates of accrued expenses as of each balance sheet date based on the facts and circumstances known to the Company at that time. Although the Company does not expect the estimates to be materially different from amounts actually incurred, if the estimates of the status and timing of services performed differs from the actual status and timing of services performed, the Company may report amounts that are too high or too low in any particular period. Historically, the estimated accrued liabilities have approximated actual expenses incurred. Subsequent changes in estimates may result in a material change in the accruals.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets.
Level 2: Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.
Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The Company accounts for a contract when it has been approved and committed to, each party’s rights regarding the goods or services to be transferred have been identified, the payment terms have been identified, the contract has commercial substance, and collectability is probable. Revenue is generally recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. Revenue recognition for multiple-element arrangements requires judgment to determine if multiple elements exist, whether elements can be accounted for as separate units of accounting, and if so, the fair value for each of the elements.

The Company recognizes revenue under ASC 606 when: (i) the Company receives notification of the successful sale of a load of crude oil to a buyer such as Plains Marketing, L.P. (ii) the buyer will provide a price based on the average monthly price of crude oil in the most recent month (iii) cash is received the following month from the crude oil buyer.

Inventory

At any time, the Company will have an inventory of crude oil in its supply tanks that is below the minimum purchase amount from a crude oil buyer. Due to volatile commodity prices and an inability to accurately measure crude oil inventories, the Company does not recognize revenue until a load of oil is successfully sold. As of December 31, 2019, and 2018, there was no inventory recognized as the amounts in the trucks was nominal and not measurable.

Income Taxes

The Company is a limited liability company with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company has been provided for in the accompanying financial statements. Any uncertain tax position taken by the members are not an uncertain position of the Company.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Going Concern

The Company has experienced recurring losses of $351,257 and $247,124 for the years ended December 31, 2019 and 2018, respectively, and has relied on members of the Company to contribute capital for operations which has resulted in the uncertainty of the Company’s ability to continue as a going concern.

These financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

On March 27, 2020, the Company was acquired by Banner Energy Services, Inc for $3,000,000 with the consideration being paid in the form of debt. The Company’s owners agreed to be paid $1,200,000 of this $3,000,000 in the future and the remaining $1,800,000 was converted into shares of Banner Energy Services, Inc., who simultaneously with the acquisition of the Company, was sold to Ecoark Holdings, Inc.

Impact of COVID-19

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19, or other public health epidemic poses the risk that the Company or its employees, suppliers, and other partners may be prevented from conducting business activities at full capacity for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on the Company’s business, the continued spread of COVID-19 and the measures taken by the governments of countries affected and in which the Company operates could disrupt the operation of the Company’s business. The COVID-19 outbreak and mitigation measures may also have an adverse impact on global economic conditions, which could have an adverse effect on the Company’s business and financial condition, including on its potential to conduct financings on terms acceptable to the Company, if at all. In addition, the Company may take temporary precautionary measures intended to help minimize the risk of the virus to its employees, including temporarily requiring all employees to work remotely, and discouraging employee attendance at in-person work-related meetings, which could negatively affect the Company’s business. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

NOTE 2: RESTRICTED CASH

On July 10, 2018, the Company sent $50,000 to the Texas Railroad Commission to establish an individual performance bond to secure the oil and gas wells assumed as a part of the Hartoil acquisition.

NOTE 3: REVENUE

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which the Company early adopted effective January 1, 2018. No cumulative adjustment to members equity was required, and the adoption did not have a material impact on our financial statements, as no material arrangements prior to the adoption were impacted by the new pronouncement.

The following table disaggregates the Company’s revenue by major source for the years ended December 31:

	2019	2018
Revenue:
Oil and Gas Production	$36,650	$18,915

	$36,650	$18,915

There were no significant contract asset or contract liability balances for all periods presented. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31:

	2019	2018
Workover rig	$50,000	$50,000
Accumulated depreciation and impairment	(7,917)	(2,917)
Property and equipment, net	$42,083	$47,083

Depreciation expense for the years ended December 31, 2019 and 2018 was $5,000 and $2,917, respectively.

NOTE 5: OIL AND GAS PROPERTIES

The Company’s holdings in oil and gas mineral lease (“OGML”) properties as of December 31 are as follows:

	2019	2018
Total OGML Properties	$581,738	$603,335

Cherry et al OGML including shallow drilling rights was acquired by the Company from Hartoil Company on July 1, 2018.

The following table summarizes the Company’s oil and gas activities by classification for the year ended December 31, 2019 and 2018:

Activity Category	December 31, 2018	Adjustments (1)	December 31, 2019
Proved Developed Producing Oil and Gas Properties
Cost	$283,000	$(141,608)	$141,392
Accumulated depreciation, depletion and amortization	(471)	(254)	(725)

Total	$282,529	$(141,862)	$140,667

Undeveloped and Non-Producing Oil and Gas Properties
Cost	$321,341	$122,026	$443,367
Accumulated depreciation, depletion and amortization	(535)	(1,761)	(2,296)

Total	$320,806	$120,265	$441,071

Grand Total	$603,335	$(21,597)	$581,738

(1)	Pursuant to the preliminary geology report

Activity Category	December 31, 2017	Adjustments (1)	December 31, 2018
Proved Developed Producing Oil and Gas Properties
Cost	$-	$283,000	$283,000
Accumulated depreciation, depletion and amortization	-	(471)	(471)

Total	$-	$282,529	$282,529

Undeveloped and Non-Producing Oil and Gas Properties
Cost	$-	$321,341	$321,341
Accumulated depreciation, depletion and amortization	-	(535)	(535)

Total	$-	$320,806	$320,806

Grand Total	$-	$603,335	$603,335

(1)	Pursuant to the preliminary geology report

NOTE 6: NOTES PAYABLE

One June 1, 2018 the Company entered into a $50,000 promissory note payable with Blue River, Inc. for the purchase of a workover rig. The note bears interest at 5% annually and matured on June 1, 2019. The note payable was not repaid until June 4, 2020, so was in technical default from June 2019 through the date of repayment. Interest expense for the years ended December 31, 2019 and 2018 was $2,500 and $1,459, respectively.

NOTE 7: ASSET RETIREMENT OBLIGATIONS

In conjunction with the approval permitting the Company to resume drilling in the existing fields, the Company has recorded an asset retirement obligation based upon the plan submitted in connection with the permit. The following table summarizes activity in the Company’s ARO for the years ended December 31, 2019 and 2018:

	2019	2018
Balance, beginning of year	$221,558	$-
Accretion expense	21,103	10,526
ARO liability acquired	-	211,032
Reclamation obligations settled	-	-
Additions and changes in estimates	(19,583)	-
Balance, end of year	$223,078	$221,558

NOTE 8: MEMBER’S EQUITY

The Company during the years ended December 31, 2019 and 2018 received contributions from its members into the partnership of $311,300 and $689,456, respectively and made no distributions to members.

NOTE 9: SUBSEQUENT EVENTS

On March 27, 2020, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) with Banner Midstream Corp (“Banner Midstream”) as a closing condition of a Stock Purchase Agreement (the “SPA”) with Banner Energy Services Corp (“Banner Energy”) to divest Banner Midstream to Ecoark Holdings, Inc. (“Ecoark”). The SPA was completed on March 27, 2020 immediately after the completion of the MIPA. Pursuant to the terms of the MIPA, the members of the Company exchanged their membership interests for a $1,800,000 seller note payable and a $1,200,000 short-term due to seller liability.

On June 4, 2020, the Company paid off the Note Payable to Blue River, Inc. in full including $5,000 of accrued interest payable.